EXHIBIT 23.2

AUDIT | ACCOUNTING | TAX | ADVISORY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-254366) of GD Culture Group Limited. (the “Company”) of our report dated March 31, 2023, relating to the consolidated balance sheets of the Company as of December 31, 2022, and the related consolidated statements of income (loss) and comprehensive loss, changes in shareholder’s equity, and cash flows for the year ended December 31, 2022 and the related notes, included in its Annual Report on Form 10-K.

/s/ Enrome LLP

Singapore

March 31, 2023